UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2020

GENERAL CANNABIS CORP

(Exact name of registrant as specified in its charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

(303) 759-1300

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On September 13, 2020, General Cannabis Corp (the “Company”) entered into a letter agreement with Hershey Strategic Capital, LP and Shore Ventures III, LP (collectively, the “Investor”) which amended the Subscription Agreement previously entered into by the Company and the Investor on May 29, 2020 to extend the “Negotiation Period” as defined therein to October 4, 2020. Adam Hershey, a director of the Company, is the principal of the Investor.

The foregoing description of the letter agreement is qualified in its entirety by reference to the text of the letter agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02             Termination of a Material Definitive Agreement.

As reported in the Company’s Current Report on Form 8-K filed on April 13, 2020, on April 7, 2020, the Company and The Organic Seed, LLC, doing business under the name Cannasseur (“Cannasseur”), entered into an Asset Purchase Agreement pursuant to which the Company agreed to acquire the assets of Cannasseur, including a recreational retail dispensary, a 12,000 square foot light deprivation greenhouse, and a manufacturing facility based in Pueblo West, Colorado.

On September 11, 2020, the Company and Cannasseur mutually agreed to terminate the Asset Purchase Agreement in accordance with its terms.

Section 5 – Corporate Governance and Management.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On September 13, 2020, the Board of Directors of the Company appointed Diane Jones as the Company’s Chief Financial Officer. The Board also designated Ms. Jones as the Company’s principal financial officer and principal accounting officer, replacing Jessica Bast in those positions. Ms. Bast will continue as the Company’s Controller.

Prior to her appointment, since 2015 Ms. Jones owned her own consulting firm, where she provided accounting and finance consulting services to numerous public and private companies. While consulting, Ms. Jones was responsible for her clients’ accounting and valuation for business mergers, acquisitions and divestitures, Securities and Exchange Commission (“SEC”) filings, technical accounting and process improvements. Ms. Jones served as Senior Director of Shared Financial Services of Arrow Electronics, Inc. from 2010 to 2013 and as Worldwide Controller of Arrow Electronics Computing Solutions, a division of Arrow Electronics, Inc., from 2008 to 2009, where she was responsible for back office accounting operations, acquisition integration, and oversight of accounting functions. Prior to that, Ms. Jones served as Assistant Corporate Controller of Ball Corporation, a public packaging company, where she was responsible for SEC filings, Sarbanes-Oxley compliance, management reporting and oversight of all accounting functions. Ms. Jones also has eight years of experience as an auditor with big four audit firms as a senior manager, serving both public and private companies. She is a licensed certified public accountant in the state of Colorado and holds a BBA degree in marketing from Texas A&M University and an MBA with an emphasis in accounting from the University of Houston.

There are no family relationships between Ms. Jones and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Jones pursuant to Item 404(a) of Regulation S-K other than with respect to her employment agreement with the Company, which is summarized below.

Subject to the confirmation of such terms and conditions in a definitive employment agreement to be entered into between the Company and Ms. Jones, Ms. Jones’s employment with the Company will be for a term of four years, provided that her employment may be terminated at any time with or without “Cause”. The Company will pay to Ms. Jones an annual base salary of $200,000, subject to evaluation and adjustment by the Board. Ms. Jones will also be eligible to receive an annual bonus payment of up to 50% of her annual base salary, on terms and conditions to be set by the Company. The Company will also grant Ms. Jones an option to purchase 300,000 shares of the Company’s common stock, with one-quarter of the options vesting on each yearly anniversary of the date of grant, which award shall be subject to the terms and conditions of the Company’s then effective equity incentive plan.

In addition to customary employment benefits that are broadly provided to the Company’s employees, such as participation in any retirement plan, life insurance, group medical and dental, and short-term and long-term disability policies, after three months of employment, Ms. Jones will be entitled to six months of severance in the form of salary continuation payments in the event her employment is terminated without “Cause”.

Resignation of Directors; Appointment of New Directors

On September 11, 2020, each of Peter Boockvar, Mark Green and Seth Oster voluntarily resigned from the Board of Directors of the Company. The Company has appointed Carl Williams, John Barker Dalton and Richard Travia as new directors, as discussed further below. The resignations of Messrs. Boockvar, Green and Oster were not due to any disagreement with the Company, its management, or the Board of Directors. In connection with their resignations, the Company agreed to amend the terms of the stock options previously granted to Messrs. Boockvar, Green and Oster by (i) vesting all unvested stock options and (ii) extending the term of all of such previously issued stock options.

On September 11, 2020, each of Carl Williams, Richard Travia and John Barker Dalton were appointed to the Board of Directors of the Company.

Carl Williams joins the Company’s Board of Directors as the Chairman of the Board and an independent Board member, and as the Chair of the Compensation Committee and as a member of the Audit Committee. Mr. Williams’s career in financial services spans 30 years and includes several high profile industry positions. Mr. Williams served as a director of Planet Payment, Inc. [Nasdaq: PLPM], a company which processes merchant payments internationally, beginning in August 2013 before being elevated in February 2014 to Chairman and CEO, which positions he held until it was sold in 2018 to the Fintrax Group, a leader in payment processing. Before that, from 2004 until 2009, Mr. Williams was President of World Wide Payment Processing for Global Payments [NYSE: GPN], and served as its Advisor to Global Payments on Business Development and International Operations from 2009 to 2013. He also served as Managing Director of Pay Anywhere, LLC from 2012 until 2013. He also served as President of the Merchant Services Division of National Processing Company, one of the nation’s largest processors of credit card, debit and check transactions. He holds a BA from La Salle University. The Company believes Mr. Williams’s qualifications to sit on the Company’s Board of Directors include his prior and extensive leadership positions with public companies.

Richard Travia joins the Company’s Board of Directors as an independent Board member, as the Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Travia is an experienced cannabis investor and company builder who founded Wildcat Advisory Group in 2017 and Wildcat Investment Management in 2018. Wildcat Advisory Group is a diversified business and investment consultant that advises small and medium size public and private companies, institutional investors such as family offices, private equity funds and hedge funds, and institutional-quality service providers. Wildcat Investment Management provides investment management services. Prior to launching Wildcat, Mr. Travia co-founded Tradex Global Advisors in 2004 and Tradex Global Advisory Services in 2014. While at Tradex, Mr. Travia served as the COO and Compliance Officer of the firm, Director of Research for the fund of hedge funds business and Head of Risk Management for the single hedge fund business. He holds a BA from Villanova University. The Company believes Mr. Travia’s qualifications to sit on the Company’s Board of Directors include his experience as an investor and deep knowledge of the cannabis capital market ecosystem.

John Barker Dalton joins the Company’s Board of Directors as a Board member and as a member of the Nominating and Corporate Governance Committee. Mr. Dalton is the Founder and has served as Managing Director of Dalton Adventures, LLC (“Dalton Adventures”) since 2010. The assets of Dalton Adventures that constitute the business of SevenFive Farm, a purpose-built cannabis greenhouse facility in Boulder County, Colorado, were acquired by the Company in May 2020 (as described below). Mr. Dalton has over a decade of experience in the cannabis industry. Mr. Dalton created SevenFive Farm after living 5 years in Costa Rica working in sustainable development. His focus was on site study, master design and material sourcing. Prior to working in Costa Rica, Mr. Dalton co-owned and operated Robb’s Music, an iconic music instrument store in Boulder, Colorado. The Company believes Mr. Dalton’s qualifications to sit on the Company’s Board of Directors include his position as one of the largest shareholders in the Company, prior ownership of SevenFive Farm and extensive knowledge of the Colorado cannabis market.

Mr. Dalton owns 100% percent of Dalton Adventures. Dalton Adventures owns 8,859,117 shares of the Company’s common stock, which it acquired in connection with the sale of its assets that constitute the business of SevenFive Farm to the Company, which transaction was finalized on May 25, 2020. In conjunction with such acquisition, the Company entered into a lease agreement with Dalton Adventures in which the Company rents greenhouse space in Boulder, Colorado for $33,680 a month, which includes base rent and real estate taxes. The terms of such arrangements with Dalton Adventures were previously disclosed in the Company’s Current Reports on Form 8-K filed on February 24, 2020 and May 29, 2020, and a copy of the Asset Purchase Agreement and Commercial Lease between the Company and Dalton Adventures were attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Pursuant to the Company’s amended and restated bylaws, the Company’s Board of Directors has the power to fill vacancies on the Board of Directors by the affirmative vote of a majority of the directors serving at the time of the increase. Except as described above, there is no arrangement or understanding between Messieurs Williams, Dalton or Travia and any other persons pursuant to which Messieurs Williams, Dalton or Travia were selected as a director of the Company and Messieurs Williams, Dalton or Travia do not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Also on September 13, 2020, Adam Hershey and Steve Gutterman were appointed as members of the Nominating and Corporate Governance Committee, with Mr. Hershey serving as Chair.

A copy of the press release dated September 14, 2020 announcing the foregoing is furnished and attached hereto as Exhibit 99.1.

Compensatory Arrangement of Mr. Gutterman

As previously reported, on April 29, 2020, Steve Gutterman, the Company’s CEO, agreed to a 50% reduction in his base salary given the uncertainty of the business environment surrounding the COVID-19 pandemic. On September 13, 2020, Mr. Gutterman agreed not to enter into discussions to adjust his base salary or his total compensation back to its original level until the company has raised at least $3 million in new, incremental debt or equity capital to fund its growth.

Item 5.08.            Shareholder Director Nominations.

The Board of Directors of the Company previously announced that it had rescheduled its Annual Meeting of Shareholders to be held on Monday, November 16, 2020 at 9:00 a.m. MT (the “2020 Annual Meeting”). The Company hereby announces that, in conjunction with the recent changes in the composition of the Board of Directors, it is moving the date of the 2020 Annual Meeting to Monday, November 23, 2020 at 9:00 a.m. MT. The Company will determine a new record date closer to the meeting date. Because the date of the 2020 Annual Meeting differs by more than thirty days from the anniversary date of the 2019 Annual Meeting of Shareholders, the Company is using this Form 8-K to provide the due date for the submission of any qualified shareholder proposals or qualified shareholder nominations. The location of the 2020 Annual Meeting will be as set forth in the Company’s proxy statement for the 2020 Annual Meeting, to be filed prior to the 2020 Annual Meeting with the Securities and Exchange Commission (“SEC”).

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shareholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be delivered to, or mailed to and received at, the Company’s principal executive offices located at 6565 E. Evans Avenue, Denver, Colorado 80224 Attention: Secretary, on or before the close of business on October 9, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2020 Annual Meeting. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must also comply with all applicable SEC rules, including Rule 14a-8, as well as the Company’s bylaws.

Section 9 – Financial Statements and Exhibits

Item 9.01.            Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Not Applicable.

(b)          Pro Forma Financial Information.

Not Applicable.

(c)          Shell Company Transactions.

Not Applicable.

(d)          Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between General Cannabis Corp and Hershey Strategic Capital, LP and Shore Ventures III, LP, dated September 13, 2020

99.1	Press Release, dated September 14, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL CANNABIS CORP

Dated: September 14, 2020	By	/s/ Steve Gutterman
Steve Gutterman
Its: Chief Executive Officer

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